Exhibit 10.1

INVESTOR SUPPORT AGREEMENT

INVESTOR SUPPORT AGREEMENT, dated as of June 21, 2021 (this “Agreement”), by and among DD3 Acquisition Corp. II, a Delaware corporation (“DD3”), and the stockholders of DD3 whose names appear on the signature page of this Agreement (collectively, the “Investors”).

WHEREAS, DD3, Codere Newco, S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain (“Parent”), Servicios de Juego Online, S.A.U., a corporation (sociedad anónima unipersonal) registered and incorporated under the laws of Spain (the “Company”), Codere Online Luxembourg, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (“Holdco”) and Codere Online U.S. Corp., a Delaware corporation, propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”), a copy of which has been made available to the Investors, which provides, among other things, for (i) the business combination of DD3 and the other parties thereto (the “Business Combination”) and (ii) DD3 to conduct a stockholder meeting to obtain stockholder approval in connection with the Business Combination;

WHEREAS, all capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the BCA;

WHEREAS, as of the date hereof, each Investor beneficially owns the number of shares of DD3’s Class A common stock, par value $0.0001 per share (the “Investor Shares”) set forth on the signature page hereof.

WHEREAS, the Investors have elected to make the Baron Investment;

NOW, THEREFORE, in consideration of the foregoing and of the covenants, representations, warranties and agreements contained herein, and accepting to be legally bound hereby, each Investor and DD3 hereby agree as follows:

1. No Redemption or Transfer of Shares. Each Investor hereby irrevocably waives its Redemption Rights with respect to the Investor Shares and agrees that it shall not (a) redeem, nor exercise any of its Redemption Rights with respect to, any Investor Shares in connection with DD3’s stockholder meeting to approve the BCA and the transactions contemplated by the BCA; or (b) directly or indirectly, (i) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Investor Shares or otherwise agree to do any of the foregoing, (ii) deposit any Investor Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Investor Shares.

2. Representations and Warranties. Each Investor represents and warrants to DD3 as follows:

(a) The Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

(b) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) conflict with or violate any law, government regulation or court order applicable to such Investor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Investor Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Investor’s organizational documents or any agreement or other undertaking to which the Investor is a party or by which the Investor is bound.

(c) The Investor owns of record and has good, valid and marketable title to the Investor Shares set forth below such Investor’s name on the signature page hereof free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Investor Shares.

(d) The Investor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Investor. This Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(e) The Investor Shares consist of at least 996,000 shares of DD3’s Class A common stock acquired at DD3’s initial public offering for an aggregate amount of at least $9,960,000.

(f) The Investor understands and agrees that, pursuant to the terms of the BCA, DD3 shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, (i) amend or otherwise change or replace or waive any rights under this Agreement or (ii) amend or otherwise change or replace or waive in any manner whatsoever any lock-up or transfer restriction provided for by this Agreement.

3. Termination. This Agreement and the obligations of the Investors under this Agreement shall automatically terminate upon the earliest of: (a) Closing; and (b) the termination of the BCA in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

4. Trust Account Waiver. Each Investor acknowledges that DD3 is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving DD3 and one or more businesses or assets. Each Investor further acknowledges that, as described in DD3’s prospectus relating to its initial public offering dated December 7, 2020 available at www.sec.gov, substantially all of DD3’s assets consist of the cash proceeds of DD3’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of DD3, its public shareholders and the underwriters of DD3’s initial public offering. For and in consideration of DD3 entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Investor Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. This paragraph will survive any termination of this Agreement.

5. Miscellaneous.

(a) The Investor acknowledges that Parent, Holdco and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement.

(b) The Investor acknowledges that a copy of, or a form of, this Agreement may be filed with the U.S. Securities and Exchange Commission.

(c) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(d) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to DD3 shall be sent to: DD3 Acquisition Corp. II, Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 México City, México, Attention: Chief Executive Officer, Email: martin.werner@dd3.mx, with a copy to DD3’s counsel at Greenberg Traurig, LLP, 333 S.E. 2nd Avenue, Miami, Florida 33131, Attention: Alan Annex, Email: annexa@gtlaw.com. All communications to an Investor shall be sent to such Investor at: 767 Fifth Avenue, 48th Floor, New York, NY 10153, Attention: Patrick M. Patalino, General Counsel, Email: ppatalino@baronfunds.com, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 5(d).

(e) If any term or provision of this Agreement is held to be illegal, invalid or unenforceable, the term or provision shall be fully severable; this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable term or provision had never comprised a part of this Agreement, and the remaining terms and provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid or unenforceable term or provision, there shall be added automatically as a part hereof a term or provision as similar in terms to the illegal, invalid or unenforceable term or provision as may be possible and be legal, valid and enforceable, and, as changed or amended, continue to reflect the original intent of the parties hereto.

(f) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be transferred or assigned (whether pursuant to a merger, by operation of law or otherwise).

(g) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, Parent, Holdco and the Company, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Each of Parent, Holdco and the Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(h) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law, in equity, in contract, in tort or otherwise.

(i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined in the state courts of New York and the United States District Court for the Southern District of New York. The parties hereto hereby (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(j) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall promptly execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon the Investors until such time as the BCA is executed.

(m) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 5(m).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DD3 ACQUISITION CORP. II

/s/ Martin Werner
Name:	Martin Werner
Title:	Chief Executive Officer

[Signature Page to Investor Support Agreement]

INVESTORS:

BARON GLOBAL ADVANTAGE FUND

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel

Investor Shares owned: 996,069

BARON EMERGING MARKETS FUND

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel

Investor Shares owned: 0

DESTINATIONS INTERNATIONAL EQUITY FUND

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel

Investor Shares owned: 0

[Signature Page to Investor Support Agreement]